Exhibit 99.1

For more information contact:	Cayce L. Montero
Director, Corporate Development
(617) 247-2200
cmontero@heritagerealty.com

FOR IMMEDIATE RELEASE

HERITAGE PROPERTY INVESTMENT TRUST, INC. ANNOUNCES RESULTS
FOR FOURTH QUARTER ENDED DECEMBER 31, 2002

Boston, MA…February 10, 2003…Heritage Property Investment Trust, Inc. (NYSE:HTG) (“Heritage” or the “Company”) today reported results of operations for the fourth quarter ended December 31, 2002.  Financial highlights, significant events and transactions completed for the quarter include:

•                  Funds from Operations (FFO) for the fourth quarter 2002 was $26.8 million, or $0.64 per diluted share.

•                  Net income attributable to common shareholders was $9.1 million, or $0.22 per diluted share.

•                  Revenue from rentals and recoveries increased 10.5% to $72.0 million for the fourth quarter 2002 from $65.1 million for the fourth quarter 2001. In excess of 99% of fourth quarter 2002 total revenue was derived from shopping center properties.

•                  During the fourth quarter of 2002, Heritage completed the acquisition of three community shopping centers.  The aggregate purchase price for the three properties was $59.7 million.

•                  On January 15, 2003, the Company paid a dividend on its common stock for the quarter ended December 31, 2002 of $0.525 per share.

“We are pleased with our accomplishments for the year 2002.  Our fourth quarter operating results were consistent with expectations, concluding a significant year for Heritage.  Our fundamentals are strong and our core portfolio of grocer-anchored shopping centers remains well positioned.  We look forward to 2003 with resolve, patience and optimism,” stated Heritage’s Chairman, President and Chief Executive Officer, Thomas Prendergast.

The fourth quarter 2002 was the second full quarter of the Company since it completed its initial public offering on April 29, 2002.  In connection with the IPO, the Company issued 18,080,556 new shares of common stock, including shares issued upon the partial exercise of the underwriters’ over-allotment option.  In addition, previously outstanding 20,341,767 shares of Series A preferred stock, which shares were required to be excluded from historical diluted per share earnings calculations, automatically converted to shares of common stock on a one-for-one basis.  As a result of these changes in the Company’s capital structure resulting from the completion of the IPO, a discussion of full calendar year results, as well as comparisons with prior period results, have generally been eliminated because such results and comparisons would not be meaningful.

The reported results are unaudited and there can be no assurance that the results will not vary from the final information for the quarter and year ended December 31, 2002. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

OPERATING RESULTS

Leasing Activity

At December 31, 2002, the Company’s portfolio was 93.2% leased.  During the fourth quarter of 2002, the Company executed 189 leases (new and renewed), for 636,000 square feet, and achieved a 5.6% increase over prior rents on a cash basis. For the year ended December 2002, the Company executed 666 leases (new and renewed), for 2,639,000 square feet, and achieved a 6.8% increase over prior rents on a cash basis.

Same Property Operating Results

With respect to the properties owned and operated by the Company for both the three months and year ended December 31, 2002 and 2001, same property net operating income increased 1.3% and 2.2% respectively.

Same Property Operating Data

(in thousands)

	Three Months Ended December 31,			Year Ended December 31
	2002	2001		2002	2001

Total income	$65,378	$63,330		$257,741	$251,344
Operating expenses	(19,882)	(18,430)		(75,218)	(72,774)
Net Operating Income	$45,496	$44,900	1.3%	$182,523	$178,570	2.2%

INVESTMENT ACTIVITY

Fourth Quarter Acquisitions

During the fourth quarter of 2002, Heritage completed the acquisition of three community shopping centers.  The aggregate purchase price for the three properties was $59.7 million.  The shopping centers total 1,071,426 square feet of gross leasable area (GLA), of which the Company acquired 484,765 square feet of GLA.  These acquisitions were financed by a combination of borrowings under the Company’s existing credit facility and assumption of existing mortgage debt.  Set forth below is information regarding the Company’s property acquisitions.

Warminster Towne Center

Warminster Towne Center is a 319,826 square foot community center located in Warminster, Bucks County, Pennsylvania.  The center is 97% leased and anchored by Shop Rite, Ross Dress for Less, Petsmart and Office Max and includes a separately owned Kohl’s (80,683 square feet).

Apple Glen Crossing

Apple Glen Crossing is a 452,550 square foot community center located in Fort Wayne, Indiana.  The center is 96% leased and anchored by Best Buy, Dick’s Sporting Goods and includes a separately owned Wal-Mart Supercenter (213,437 square feet) and Kohl’s (88,791 square feet).

Montgomery Commons

Montgomery Commons is a 299,050 square foot community center located in Montgomery, Alabama adjacent to the Company’s existing 176,361 square foot Montgomery Towne Center.  The center is 99% leased and anchored by Marshalls, Michael’s and includes a separately owned Wal-Mart Supercenter (203,750 square feet).

Subsequent Acquisition

Spradlin Farm

On January 23, 2003, the Company completed the acquisition of Spradlin Farm, a 442,082 square foot community shopping center located in Christiansburg, Virginia for $22.5 million.  The center is approximately ten minutes from Blacksburg, Virginia and the Virginia Tech University campus.  The property, which is 98% leased, is anchored by TJ Maxx, Barnes & Noble, Michael’s and Goody’s, and

includes a separately owned Home Depot (124,000 square feet) and Target (137,000 square feet), and is adjacent to a new Wal-Mart Supercenter (210,000 square feet).

Subsequent Disposition

Single Tenant Properties

In keeping with the Company’s focus on it’s core portfolio of grocer-anchored shopping centers, the Company completed the disposition of nine of its ten remaining single-tenant properties on January 31, 2003, for $2.2 million, resulting in a net gain on sale of $0.6 million.

YEAR END RECAP

A summary of other financial highlights, significant events and transactions completed for the year ended December 31, 2002 include:

•                  The completion of the Company’s initial public offering and sale by the Company of 18,080,556 new shares of its common stock in the IPO at a price of $25.00 per share on April 29, 2002.  In connection with the IPO, all 20,341,767 shares of the Company’s Series A Cumulative Convertible Preferred Stock and redeemable equity outstanding converted automatically into shares of the Company’s common stock on a one for one basis.   The Company used the net proceeds from the offering to repay $215.7 million under its prior line of credit facility, to repay in full $100.0 million of subordinated debt, and to pay the $6.8 million fee associated with terminating the collar previously in place with respect to the $150.0 million term loan under the prior line of credit facility.

•                  The procurement of a new $350 million unsecured line of credit with a group of 13 lenders and Fleet National Bank as agent on April 29, 2002.  The new line of credit expires on April 29, 2005 and bears interest at a floating rate based on a spread over LIBOR ranging from 80 basis points to 135 basis points depending on the Company’s debt rating.  The Company has used this new line of credit throughout the year to finance its operations and property acquisitions.

•                  The acquisition by the Company of ten shopping centers, nine of which are grocer-anchored.  The shopping centers total 3.1 million square feet of gross leasable area (GLA), of which the Company acquired 2.4 million square feet of GLA.  The aggregate purchase price for these properties of $204.7 million was funded through borrowings under the Company’s line of credit facilities of $105.6 million, the assumption of mortgage debt of $91.2 million, and from the issuance of limited partnership units in one of the Company’s operating partnerships valued at $7.9 million.  In addition, Heritage acquired two parcels (the Winn Dixie parcel at Camelot Shopping Center and the Circuit City parcel at Montgomery Towne Center) at company owned shopping centers aggregating 0.1 million square feet of GLA for a purchase price of $6.5 million funded through borrowings under the Company’s line of credit.

•                  The disposition by the Company of an office building, a single tenant property, and a development property for aggregate proceeds of $10.4 million, resulting in an aggregate gain of $3.3 million.  The sales of these properties are consistent with the Company’s policy to sell non-core assets and redeploy the capital into grocer-anchored shopping centers.

•                  The payment by the Company of aggregate post-IPO dividends on its common stock for the partial year beginning with the IPO and ending December 31, 2002 of $1.413 per share, representing two full quarterly dividends of $0.525 and a partial second quarter dividend of $0.363 per share.

•                  The upgrade of the Company’s credit rating to investment grade with a stable outlook by both Standard and Poor’s and Moody’s in August 2002.

4th QUARTER CONFERENCE CALL

Members of Heritage’s senior management will host a conference call on Tuesday, February 11, 2003, at 10:00 a.m., ET, to discuss the Company’s fourth quarter and year-end results.  Stockholders, analysts and other interested parties may participate in this conference call by accessing the Company’s website at: http://www.heritagerealty.com or by dialing (800)-915-4836.

A replay of the conference call will be available after the call through 12:00 p.m. Eastern Time on February 11, 2003 by accessing the Company’s website at: http://www.heritagerealty.com or by dialing (800)-428-6051 access code 282830.

ABOUT HERITAGE PROPERTY INVESTMENT TRUST, INC.

Heritage is a fully integrated, self-administered and self-managed REIT traded on the New York Stock Exchange under the symbol “HTG”.  Heritage acquires, owns, manages, leases and redevelops primarily grocer-anchored neighborhood and community shopping centers in the Eastern and Midwestern United States.  As of December 31, 2002, the Company had a portfolio consisting principally of 152 shopping centers, located in 26 states and totaling approximately 30.7 million square feet of total gross leasable area, of which 25.9 million square feet is company-owned gross leasable area.  The Company’s shopping center portfolio was approximately 93% leased as of December 31, 2002.

Heritage is headquartered in Boston Massachusetts and has an additional 13 regional offices located in the Eastern and Midwestern United States.

A copy of Heritage’s fourth quarter 2002 “Supplemental Operating and Financial Data” will be available on the Investor section of the Company’s website at http://www.heritagerealty.com.  These materials are also available by contacting Cayce Montero of Heritage Property Investment Trust, Inc. or by written request to:

Cayce L. Montero
Director, Corporate Development 535 Boylston Street Boston, MA 02116

Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts.  The forward-looking statements reflect the Company’s current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause the Company’s actual results to differ significantly from those expressed in any forward-looking statement. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and which could materially affect actual results.  The factors that could cause actual results to differ materially from current expectations include financial performance and operations of the Company’s shopping centers, including the Company’s tenants, real estate conditions, current and future bankruptcies of the Company’s tenants, execution of shopping center redevelopment programs, the Company’s ability to finance the Company’s operations, successful completion of renovations, completion of pending acquisitions, the availability of additional acquisitions, changes in economic, business, competitive market and regulatory conditions, acts of terrorism or war and other risks detailed from time to time in filings with the Securities and Exchange Commission.  The forward-looking statements contained herein represent the Company’s judgment as of the date of this report, and the Company cautions readers not to place undue reliance on such statements.

HERITAGE PROPERTY INVESTMENT TRUST, INC.

Consolidated Balance Sheets
(in thousands of dollars, except per-share data)

	December 31, 2002	December 31, 2001
	(unaudited)
Assets
Real estate investments, net	$2,004,633	1,845,168
Cash and cash equivalents	1,491	6,146
Accounts receivable, net of allowance for doubtful accounts of $6,389 in 2002 and $7,473 in 2001	22,836	23,639
Prepaids and other assets	11,162	13,628
Deferred financing and leasing costs	15,564	18,684
Total assets	$2,055,686	1,907,265

Liabilities, Redeemable Equity and Shareholders’ Equity
Liabilities:
Mortgage loans payable	$565,792	492,289
Unsecured notes payable	201,490	201,490
Line of credit facility	234,000	343,000
Subordinated debt	—	100,000
Accrued expenses and other liabilities	68,275	69,931
Accrued distributions	21,968	12,041
Total liabilities	1,091,525	1,218,751

Series B Preferred Units	50,000	50,000
Series C Preferred Units	25,000	25,000
Exchangeable limited partnership units	8,128	527
Other minority interest	2,425	2,425
Total minority interests	85,553	77,952

Redeemable equity:
Series A 8.5% Cumulative Convertible Participating Preferred Stock, $.001 par value, 0 and 3,743,315 shares issued and outstanding at December 31, 2002 and 2001, respectively; and common stock, $.001 par value, 0 and 1,256,685 shares issued and outstanding at December 31, 2002 and 2001, respectively	—	123,094
Shareholders’ equity:
Series A 8.5% Cumulative Convertible Participating Preferred Stock, $.001 par value; 0 and 25,000,000 shares authorized at December 31, 2002 and 2001, respectively; 0 and 16,598,452 shares issued and outstanding at December 31, 2002 and 2001, respectively	—	16
Common stock, $.001 par value; 200,000,000 and 70,000,000 shares authorized at December 31, 2002 and 2001, respectively; 41,504,208 and 5,561,635 shares issued and outstanding at December 31, 2002 and 2001, respectively	41	6
Additional paid-in capital	1,006,417	553,726
Cumulative distributions in excess of net income	(126,803)	(55,435)
Unearned compensation	(1,047)	(2,103)
Accumulated other comprehensive loss	—	(8,742)
Total shareholders’ equity	878,608	487,468
Total liabilities, redeemable equity and shareholders’ equity	$2,055,686	1,907,265

HERITAGE PROPERTY INVESTMENT TRUST, INC.

Consolidated Statements of Income
(unaudited and in thousands, except per-share data)

	Three Months Ended December 31,		Year Ended December 31,
	2002	2001	2002	2001

Revenue:
Rentals and recoveries	$71,994	65,138	277,931	255,208
Interest and other	24	37	88	298
Total revenue	72,018	65,175	278,019	255,506

Expenses:
Property operating expenses	10,326	9,290	39,204	37,182
Real estate taxes	11,288	9,802	40,874	37,853
Depreciation and amortization	17,888	17,468	70,023	64,051
Interest	16,595	21,980	72,312	88,315
Interest-related party	—	—	—	2,027
General and administrative	5,150	3,521	23,351	12,640
Total expenses	61,247	62,061	245,764	242,068
Income before net gains (losses)	10,771	3,114	32,255	13,438
Gains on sales of real estate investments and equipment	—	1,312	2,924	4,159
Net derivative gains (losses)	—	146	(7,766)	986
Income before allocation to minority interests	10,771	4,572	27,413	18,583
Income allocated to exchangeable limited partnership units	(106)	—	(235)	—
Income allocated to Series B & C Preferred Units	(1,664)	(1,664)	(6,656)	(6,656)
Income before discontinued operations and extraordinary item	9,001	2,908	20,522	11,927
Discontinued operations:
Operating income from discontinued operations	65	63	267	309
Gain on sale of discontinued operations	—	—	384	—
Income from discontinued operations	65	63	651	309
Income before extraordinary item	9,066	2,971	21,173	12,236
Extraordinary loss on prepayment of debt, net of minority interest	—	—	(6,730)	—
Net income	9,066	2,971	14,443	12,236
Preferred stock distributions	—	(10,806)	(14,302)	(43,345)
Accretion of redeemable equity	—	(249)	(328)	(995)
Net income (loss) attributable to common shareholders	$9,066	(8,084)	(187)	(32,104)

Basic per-share data:

Income (loss) before discontinued operations and extraordinary item	$0.22	(1.19)	0.19	(4.75)

Income from discontinued operations	—	0.01	0.02	0.04

Extraordinary loss on prepayment of debt, net of minority interest	—	—	(0.22)	—

Income (loss) attributable to common shareholders	$0.22	(1.18)	(0.01)	(4.71)

Weighted average common shares outstanding	41,504	6,818	30,257	6,818

Diluted per-share data:
Income (loss) before discontinued operations and extraordinary item	$0.22	(1.19)	0.19	(4.75)

Income from discontinued operations	—	0.01	0.02	0.04

Extraordinary loss on prepayment of debt, net of minority interest	—	—	(0.22)	—

Income (loss) attributable to common shareholders	$0.22	(1.18)	(0.01)	(4.71)

Weighted average common and common equivalent shares outstanding	41,531	6,818	30,286	6,818

HERITAGE PROPERTY INVESTMENT TRUST, INC.

Calculation of Funds from Operations

(in thousands of dollars)

	Three Months Ended December 31,		Year Ended December 31,
	2002	2001	2002	2001

Net income	$9,066	2,971	14,443	12,236
Add (deduct):
Depreciation and amortization (real estate-related)	17,715	17,363	69,498	63,723
Net gains on sales of real estate investments and equipment	—	(1,312)	(3,308)	(4,159)
Extraordinary loss on debt prepayment, net of minority interest	—	—	6,730	—
Preferred stock distributions	—	(10,806)	(14,302)	(43,345)
Accretion of redeemable equity	—	(249)	(328)	(995)
Funds from Operations	$26,781	7,967	72,733	27,460

The White Paper on Funds from Operations approved by NAREIT in March 1995, and revised in November 1999, defines Funds from Operations as net income (loss), computed in accordance with generally accepted accounting principles, excluding gains (or losses) from extraordinary items and sales of properties, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

The Company believes that Funds from Operations is helpful as a measure of the performance of a REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides an indication of our ability to incur and service debt, to make capital expenditures and to fund other cash needs. The Company computes Funds from Operations in accordance with standards established by NAREIT, which may not be comparable to Funds from Operations reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. Funds from Operations does not represent cash generated from operating activities in accordance with GAAP, nor does it represent cash available to pay distributions and should not be considered as an alternative to net income, financial performance or to cash flow from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay cash distributions.